Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

JET.AI INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, $0.0001 par value	457(o)	-	-	-	-	-	-	-	-
	Equity	Preferred stock, $0.0001 par value	457(o)	-	-	-	-	-	-	-	-
	Debt	Debt Securities	457(o)	-	-	-	-	-	-	-	-
	Other	Warrants	457(o)	-	-	-	-	-	-	-	-
	Other	Rights	457(o)	-	-	-		-	-	-	-
	Other	Units	457(o)	-	-			-	-	-	-
	Unallocated (Universal Shelf)	N/A	457(o)	N/A	Unallocated (Universal Shelf)	$5,843,876	0.00013810	$807.04	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-

Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-
	Total Offering Amounts					$5,843,876		$807.04
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$807.04

(1)	The registrant previously registered securities having a proposed maximum aggregate offering price of $50,000,000 on its Registration Statement on Form S-3, as amended (File No. 333-281578), which was declared effective by the Securities and Exchange Commission on September 9, 2024. As of the date hereof, a balance of $29,219,381 of securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $5,843,876 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Prior Registration Statement.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-3, as amended (File No. 333-281578). Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

(3)	The proposed maximum aggregate offering price per class of securities will be determined from time to time by the registrant in connection with, and at the time of, issuance by the registrant of the securities registered hereunder, and is not specified as to each class of security pursuant to Instruction 2.A.ii.b to Item 16(b) of Form S-3 under the Securities Act.

(4)	the proposed maximum aggregate offering price was estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this Registration Statement exceed $5,843,876.